UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 26, 2024

Loop Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41508	47-3975872
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2600 West Olive Avenue, Suite 54470 Burbank, CA	91505
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 436-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	LPTV	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 26, 2024 (the “Effective Date”), Loop Media, Inc., a Nevada corporation (the “Company”), and Retail Media TV, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“Retail Media”), entered into a subordinated business loan and security agreement (the “Agreement”) with Agile Capital Funding, LLC, a Virginia limited liability company (“Lender”) and Agile Capital Funding, LLC, as collateral agent (the “Collateral Agent”). The Agreement provides for the issuance by the Company of a subordinated secured promissory note in the principal amount of $525,000 (the “Note”). Principal and interest in the aggregate amount of $756,000 under the Note shall be repaid in weekly payments of $27,000 commencing on September 2, 2024, and shall be repaid on or before the maturity date of March 10, 2025 (the “Maturity Date”). The Note may be prepaid prior to the Maturity Date, subject to a prepayment fee equal to the aggregate and actual amount of interest remaining to be paid through the Maturity Date. Payment under the Note is expressly subordinated to the Company’s obligations on certain senior indebtedness of the Company in existence prior to the Effective Date, as further provided in the Agreement. The Company granted the Collateral Agent a security interest, for the benefit of the Lender, in certain properties, rights and assets of the Company, as set forth in the Agreement.

The Company agreed to certain covenants under the Agreement, including but not limited to delivery of certain financial statements and providing the Lender with prompt notice upon the occurrence of certain events as set forth in the Agreement. The Company also agreed to certain negative covenants, including but not limited to the creation of additional liens with respect to the collateral and the sale of assets outside of the ordinary course of business, without the prior written consent of the Lender.

The Agreement provides for certain standard events of defaults, including but not limited to the (i) failure to make any required payment under the Note, (ii) occurrence of a material adverse change in the business, operations, or condition of the Company or the Company and its subsidiaries, as a whole, and (iii) the filing of any notice of a lien, levy, or assessment against the Company or its material subsidiaries by any government agency. In addition to the fixed per annum rate that is otherwise applicable under the Note, a default interest rate of 5% will become effective upon the occurrence of an event of default under the Note.

The foregoing descriptions of the Agreement and the Note are not complete and are qualified in their entirety by reference to the full text of such agreements, the forms of which are filed as Exhibits 10.1 and 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the Agreement and Loan is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Subordinated Secured Promissory Note by and between the Company, Retail Media, and Lender dated August 26, 2024
10.1	Form of Subordinated Business Loan and Security Agreement by and between the Company, Retail Media, Lender, and Collateral Agent dated August 26, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 30, 2024	LOOP MEDIA, INC.

	By:	/s/ Justis Kao
Justis Kao, Chief Executive Officer